AppFolio, Inc. Announces Fourth Quarter and Fiscal Year 2022 Financial Results
Revenue grows 31% in 2022

SANTA BARBARA, Calif., January 26, 2023 -- AppFolio, Inc. (NASDAQ: APPF) ("AppFolio" or the "Company"), a leading provider of cloud business management solutions for the real estate industry, today announced its financial results for the fourth quarter and fiscal year ended December 31, 2022.

"AppFolio continued to show resilience in the changing real estate industry with 2022 revenue growth of 31%. Not only did we successfully grow our payments business, we added new larger customers, current customers expanded their adoption of our value added services and we increased penetration of AppFolio Property Manager Plus,” said Jason Randall, President and CEO, AppFolio. “In 2023 we will continue to focus on expanding our innovative products and services and trusted customer partnerships. Our strong team and culture will continue to focus on driving efficiencies and operational excellence as we introduce new ways to help our customers manage and scale their increasingly complex businesses."

Financial Highlights
•Revenue: Total revenue was $124.1 million in the fourth quarter of 2022, a 30% increase from $95.6 million in the fourth quarter of 2021. Total revenue for 2022 grew 31% to $471.9 million from $359.4 million for 2021.
•Units Served: Total units on the AppFolio Property Manager platform increased to approximately 7.3 million in the fourth quarter of 2022 from approximately 6.3 million at the end of the fourth quarter of 2021.
•Loss from Operations: GAAP loss from operations in the fourth quarter of 2022 was $20.0 million, or 16.1% of revenue, compared to $7.3 million, or 7.7% of revenue, in the same quarter of 2021. Non-GAAP loss from operations in the fourth quarter of 2022 was $3.4 million, or 2.7% of revenue, compared to Non-GAAP loss from operations of $0.4 million, or 0.4% of revenue, in the fourth quarter of 2021.
•Cash: Cash, cash equivalents, and investment securities were $185.2 million as of December 31, 2022, compared to $183.5 million as of December 31, 2021. Non-GAAP free cash flow was $1.3 million, or 1.0% of revenue, in the fourth quarter of 2022, compared to $(2.0) million, or (2.1)% of revenue, in the same quarter of 2021. Total non-GAAP free cash flow for 2022 was $4.1 million, or 0.9% of revenue compared to $12.8 million, or 3.6% of revenue in 2021.

Financial Outlook
Based on information available as of January 26, 2023, AppFolio's outlook for fiscal year 2023 follows:
•Full year revenue is expected to be in the range of $565 million to $575 million.
•Full year non-GAAP operating margin as a percentage of revenue is expected to be approximately breakeven.

•Full year non-GAAP free cash flow margin as a percentage of revenue is expected to be in the range of 2% to 3%.
•Weighted average shares outstanding are expected to be approximately 35 million for the full year.

Conference Call Information
As previously announced, the Company will host a conference call today, January 26, 2023, at 2:00 p.m. Pacific Time (PT), 5:00 p.m. Eastern Time (ET), to discuss the company’s fourth quarter and year ended 2022 financial results. A live webcast of the call will be available at: https://edge.media-server.com/mmc/p/j4kdio9f. To access the call by phone, please go to the following link: https://register.vevent.com/register/BI1a3bcda7808844f6982d79643cf7929a, and you will be provided with dial in details. A replay of the webcast will also be available for a limited time on AppFolio’s Investor Relations website at https://ir.appfolioinc.com/news-events/events.

The Company also provides announcements regarding its financial results and other matters, including SEC filings, investor events, and press releases, on its Investor Relations website at https://ir.appfolioinc.com/, as a means of disclosing material nonpublic information and for complying with AppFolio's disclosure obligations under Regulation FD.

About AppFolio, Inc.
AppFolio is a leading provider of cloud business management solutions for the real estate industry. Our solutions enable our customers to digitally transform their businesses, address critical business operations and deliver a better customer experience. For more information about AppFolio, visit www.appfolioinc.com.

Investor Relations Contact:
Lori Barker
ir@appfolio.com

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to AppFolio’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “Statement Regarding the Use of Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements that are not statements of historical fact contained in this press release, and can be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts, “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those expressions. In particular, forward-looking statements contained in this press release relate to future operating results and financial position, including the Company's fiscal year 2023 financial outlook, anticipated future expenses and investments, the Company's business opportunities, and the impact of the Company's strategic actions and initiatives.

Forward-looking statements represent AppFolio's current beliefs and assumptions based on information currently available. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause the Company's actual results to materially differ from those expressed or implied by these forward-looking statements are described in our Form 10-Q for the quarter ended September 30, 2022 filed with the SEC on October 28, 2022 and the section entitled “Risk Factors” in AppFolio's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 to be filed with the SEC, as well as in the Company's other filings with the SEC. You should read this press release with the understanding that the Company's actual future results may be materially different from the results expressed or implied by these forward looking statements.

Except as required by applicable law or the rules of the NASDAQ Global Market, AppFolio assumes no obligation to update any forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands)

	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$70,769	$57,847
Investment securities—current	89,297	64,600
Accounts receivable, net	16,503	12,595
Prepaid expenses and other current assets	24,899	23,553
Total current assets	201,468	158,595
Investment securities—noncurrent	25,161	61,076
Property and equipment, net	26,110	30,479
Operating lease right-of-use assets	23,485	41,710
Capitalized software development costs, net	35,315	41,212
Goodwill	56,060	56,147
Intangible assets, net	4,833	11,711
Other long-term assets	8,785	7,087
Total assets	$381,217	$408,017
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,473	$1,704
Accrued employee expenses	34,376	30,065
Accrued expenses	15,601	13,284
Other current liabilities	8,893	7,589
Total current liabilities	61,343	52,642
Operating lease liabilities	50,237	55,733
Other liabilities	4,091	2,261
Stockholders’ equity	265,546	297,381
Total liabilities and stockholders’ equity	$381,217	$408,017

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue(1)	$124,058	$95,600	$471,883	$359,370
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)(2)	50,342	39,097	191,826	143,944
Sales and marketing(2)	29,840	19,945	107,398	73,200
Research and product development(2)	31,152	19,591	111,118	65,980
General and administrative(2)	24,534	16,308	100,792	57,279
Depreciation and amortization	8,142	8,001	33,119	30,845
Total costs and operating expenses	144,010	102,942	544,253	371,248
Loss from operations	(19,952)	(7,342)	(72,370)	(11,878)
Other income, net	213	12,406	4,469	13,111
Interest income, net	552	328	1,184	501
(Loss) income before provision for income taxes	(19,187)	5,392	(66,717)	1,734
Provision for income taxes	513	6,723	1,402	706
Net (loss) income	$(19,700)	$(1,331)	$(68,119)	$1,028

Net (loss) income per common share:
Basic	$(0.56)	$(0.04)	$(1.95)	$0.03
Diluted	$(0.56)	$(0.04)	$(1.95)	$0.03
Weighted average common shares outstanding:
Basic	35,229	34,738	35,010	34,578
Diluted	35,229	34,738	35,010	35,701

(1) The following table presents our revenue categories:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Core solutions	$35,378	$28,691	$132,541	$105,148
Value Added Services	86,287	63,754	327,636	241,289
Other	2,393	3,155	11,706	12,933
Total revenue	$124,058	$95,600	$471,883	$359,370

(2) Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	$767	$515	$2,640	$2,024
Sales and marketing	3,185	742	8,681	2,329
Research and product development	4,870	1,935	16,030	5,457
General and administrative	3,904	2,096	13,584	5,531
Total stock-based compensation expense	$12,726	$5,288	$40,935	$15,341

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Cash from operating activities
Net (loss) income	$(19,700)	$(1,331)	$(68,119)	$1,028
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	7,525	7,488	30,820	29,032
Amortization of operating lease right-of-use assets	689	887	3,187	3,199
Impairment, net	2,230	—	22,022	—
Deferred income taxes	399	6,644	(993)	250
Stock-based compensation, including as amortized	13,343	5,801	43,234	17,154
Gain on sale of business	—	—	(4,156)	(380)
Gain on sale of equity-method investment and recovery of note receivable	—	(12,767)	(40)	(12,767)
Other	221	160	175	249
Changes in operating assets and liabilities:
Accounts receivable	(1,619)	(753)	(4,198)	(2,103)
Prepaid expenses and other current assets	(2,239)	1,390	(5,398)	(2,168)
Other assets	(254)	(78)	(1,883)	(1,259)
Accounts payable	945	(887)	1,176	497
Accrued employee expenses	5,103	4,929	4,281	11,264
Accrued expenses	(539)	(347)	3,452	(1,773)
Operating lease liabilities	(776)	(727)	(2,524)	1,268
Other liabilities	753	(1,477)	4,329	(8,100)
Net cash provided by operating activities	6,081	8,932	25,365	35,391
Cash from investing activities
Purchases of available-for-sale investments	(8,845)	(74,174)	(79,279)	(241,215)
Proceeds from sales of available-for-sale investments	994	—	994	43,198
Proceeds from maturities of available-for-sale investments	11,285	33,600	87,883	107,354
Purchases of property and equipment	(597)	(2,937)	(6,540)	(8,103)
Capitalization of software development costs	(4,220)	(6,104)	(14,688)	(24,615)
Proceeds from sale of business, net of cash divested	—	402	5,124	402
Proceeds from sale of equity-method investment	—	12,520	40	12,520
Net cash used in investing activities	(1,383)	(36,693)	(6,466)	(110,459)
Cash from financing activities
Proceeds from stock option exercises	1,895	1,823	4,474	2,614
Tax withholding for net share settlement	(3,056)	(659)	(10,637)	(9,962)
Net cash (used in) provided by financing activities	(1,161)	1,164	(6,163)	(7,348)
Net increase (decrease) in cash and cash equivalents and restricted cash	3,537	(26,597)	12,736	(82,416)
Cash, cash equivalents and restricted cash
Beginning of period	67,482	84,880	58,283	140,699
End of period	$71,019	$58,283	$71,019	$58,283

RECONCILIATION FROM GAAP TO NON-GAAP RESULTS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Costs and operating expenses:
GAAP cost of revenue (exclusive of depreciation and amortization)	$50,342	$39,097	$191,826	$143,944
Less: Stock-based compensation expense	767	515	2,640	2,024
Non-GAAP cost of revenue (exclusive of depreciation and amortization)	$49,575	$38,582	$189,186	$141,920
GAAP cost of revenue (exclusive of depreciation and amortization) as a percentage of revenue	41%	41%	41%	40%
Non-GAAP cost of revenue (exclusive of depreciation and amortization) as a percentage of revenue	40%	40%	40%	39%

GAAP sales and marketing	$29,840	$19,945	$107,398	$73,200
Less: Stock-based compensation expense	3,185	742	8,681	2,329
Non-GAAP sales and marketing	$26,655	$19,203	$98,717	$70,871
GAAP sales and marketing as a percentage of revenue	24%	21%	23%	20%
Non-GAAP sales and marketing as a percentage of revenue	21%	20%	21%	20%

GAAP research and product development	$31,152	$19,591	$111,118	$65,980
Less: Stock-based compensation expense	4,870	1,935	16,030	5,457
Non-GAAP research and product development	$26,282	$17,656	$95,088	$60,523
GAAP research and product development as a percentage of revenue	25%	20%	24%	18%
Non-GAAP research and product development as a percentage of revenue	21%	18%	20%	17%

GAAP general and administrative	$24,534	$16,308	$100,792	$57,279
Less: Stock-based compensation expense	3,904	2,096	13,584	5,531
Less: Impairment, net	2,230	—	22,022	—
Less: Legal costs and insurance recoveries	—	—	—	(1,900)
Non-GAAP general and administrative	$18,400	$14,212	$65,186	$53,648
GAAP general and administrative as a percentage of revenue	20%	17%	21%	16%
Non-GAAP general and administrative as a percentage of revenue	15%	15%	14%	15%

GAAP depreciation and amortization	$8,142	$8,001	$33,119	$30,845
Less: Amortization of stock-based compensation capitalized in software development costs	618	513	2,299	1,812
Less: Amortization of purchased intangibles	977	1,153	4,373	4,647
Non-GAAP depreciation and amortization	$6,547	$6,335	$26,447	$24,386
GAAP depreciation and amortization as a percentage of revenue	7%	8%	7%	9%
Non-GAAP depreciation and amortization as a percentage of revenue	5%	7%	6%	7%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021(1)	2022	2021(1)
Loss from operations:
GAAP loss from operations	$(19,952)	$(7,342)	$(72,370)	$(11,878)
Less: Stock-based compensation expense	12,726	5,288	40,935	15,341
Less: Amortization of stock-based compensation capitalized in software development costs	618	513	2,299	1,812
Less: Amortization of purchased intangibles	977	1,153	4,373	4,647
Less: Impairment, net	2,230	—	22,022	—
Less: Legal costs and insurance recoveries	—	—	—	(1,900)
Non-GAAP (loss) income from operations	$(3,401)	$(388)	$(2,741)	$8,022

Operating margin:
GAAP operating margin	(16.1)%	(7.7)%	(15.3)%	(3.3)%
Stock-based compensation expense as a percentage of revenue	10.3	5.5	8.7	4.3
Amortization of stock-based compensation capitalized in software development costs as a percentage of revenue	0.5	0.5	0.5	0.5
Amortization of purchased intangibles as a percentage of revenue	0.8	1.2	0.9	1.3
Impairment, net as a percentage of revenue	1.8	—	4.7	—
Legal costs and insurance recoveries as a percentage of revenue	—	—	—	(0.5)
Non-GAAP operating margin	(2.7)%	(0.4)%	(0.6)%	2.2%

Net (loss) income:
GAAP net (loss) income	$(19,700)	$(1,331)	$(68,119)	$1,028
Less: Stock-based compensation expense	12,726	5,288	40,935	15,341
Less: Amortization of stock-based compensation capitalized in software development costs	618	513	2,299	1,812
Less: Amortization of purchased intangibles	977	1,153	4,373	4,647
Less: Impairment, net	2,230	—	22,022	—
Less: Legal costs and insurance recoveries	—	—	—	(1,900)
Less: Gain on sale of business	—	—	(4,156)	—
Less: Gain on sale of equity-method investment and recovery of note receivable	—	(12,767)	(40)	(12,767)
Less: Income tax effect of adjustments	(1,363)	(6,820)	(2,087)	1,300
Non-GAAP net (loss) income	$(1,786)	$(324)	$(599)	$6,861

Net (loss) income per share, basic:
GAAP net (loss) income per share, basic	$(0.56)	$(0.04)	$(1.95)	$0.03
Non-GAAP adjustments to net income	0.51	0.03	1.93	0.17
Non-GAAP net (loss) income per share, basic	$(0.05)	$(0.01)	$(0.02)	$0.20

Net (loss) income per share, diluted:
GAAP net (loss) income per share, diluted	$(0.56)	$(0.04)	$(1.95)	$0.03
Non-GAAP adjustments to net income	0.51	0.03	1.93	0.16
Non-GAAP net (loss) income per share, diluted	$(0.05)	$(0.01)	$(0.02)	$0.19

Weighted-average shares used in GAAP per share calculation
Basic	35,229	34,738	35,010	34,578
Diluted	35,229	34,738	35,010	35,701

Weighted-average shares used in non-GAAP per share calculation
Basic	35,229	34,738	35,010	34,578
Diluted	35,229	34,738	35,010	35,701

(1) Amounts have been revised from those previously reported to reflect the gain realized on the sale of the SecureDocs, Inc. investment, accounted for under the equity-method of accounting, in the fourth quarter of fiscal year 2021.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Free cash flow:
GAAP net cash provided by operating activities	$6,081	$8,932	$25,365	$35,391
Purchases of property and equipment	(597)	(2,937)	(6,540)	(8,103)
Capitalized software development costs	(4,220)	(6,104)	(14,688)	(24,615)
Non-recurring expenses paid related to the sale of MyCase	—	—	—	7,759
Legal costs and insurance recoveries	—	(1,900)	—	2,350
Non-GAAP free cash flow	$1,264	$(2,009)	$4,137	$12,782

Free cash flow margin:
GAAP net cash provided by operating activities as a percentage of revenue	4.9%	9.3%	5.4%	9.8%
Purchases of property and equipment as a percentage of revenue	(0.5)	(3.1)	(1.4)	(2.3)
Capitalized software development costs as a percentage of revenue	(3.4)	(6.4)	(3.1)	(6.8)
Non-recurring expenses paid related to the sale of MyCase as a percentage of revenue	—	—	—	2.2
Legal costs and insurance recoveries as a percentage of revenue	—	(2.0)	—	0.7
Non-GAAP free cash flow margin	1.0%	(2.1)%	0.9%	3.6%

Statement Regarding the Use of Non-GAAP Financial Measures

We disclose the following non-GAAP financial measures in this press release: non-GAAP income (loss) from operations, non-GAAP operating expenses (cost of revenue (exclusive of depreciation and amortization), sales and marketing, research and product development, general and administrative, and depreciation and amortization), non-GAAP net income (loss), non-GAAP net income (loss) per share, and free cash flow.

•Non-GAAP presentation of income (loss) from operations, operating expenses, net income (loss), and net income (loss) per share. These measures exclude certain non-cash or non-recurring items, including stock-based compensation expense, amortization of stock-based compensation capitalized in software development costs, amortization of purchased intangibles, impairment, net, legal costs and insurance recoveries, gain on sale of business, and the related income tax effect of these adjustments, as applicable and described below.

•Free cash flow. Free cash flow is defined as net cash from operating activities, less purchases of property and equipment, capitalization of software development costs, and insurance recoveries, plus legal costs and non-recurring expenses paid related to the sale of our wholly owned subsidiary MyCase, Inc. completed on September 30, 2020. We use free cash flow to evaluate our generation of cash from operations that is available for purposes other than capital expenditures and capitalized software development costs. Additionally, we believe that information regarding free cash flow provides investors with a perspective on the cash available to fund ongoing operations, because we review cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

We use each of these non-GAAP financial measures internally to assess and compare operating results across reporting periods, for internal budgeting and forecasting purposes, and to evaluate our financial performance. We believe these adjustments also provide useful supplemental information to investors and facilitate the analysis of our operating results and comparison of operating results across reporting periods.

In particular, we believe these non-GAAP financial measures are useful to investors and others in assessing our operating performance due to the following factors:

•Stock-based compensation expense and amortization of stock-based compensation capitalized in software development costs. We utilize stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of our stockholders while ensuring long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

•Amortization of purchased intangibles. We view amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

•Impairment, net. We believe that impairment charges, net of gains do not reflect future operating expenses, and are generally unrelated to financial and operational performance in any particular period.

•Significant legal costs and insurance recoveries. Significant legal litigation costs, settlement expenses or proceeds, other associated expenses, and insurance recoveries of such costs do not relate to the ongoing operation of the business and tend to vary significantly based on the circumstances of each transaction. This is not indicative of our core operating performance and may not be meaningful in comparison to our past operating performance.

•Gains and non-recurring costs related to the sale of businesses. In August 2022 we completed the sale of AppFolio Utility Management, Inc. and in September 2020 we completed the sale of MyCase, Inc., each a former wholly owned subsidiary. We have excluded any gains and charges related to these sales, as we do not consider such amounts to be part of the ongoing operation of our business.

•Gains related to the sale of equity-method investments. In December 2021 we sold all of our interest in SecureDocs, Inc. an equity-method investment. We have excluded any gains related to this sale, as we do not consider such amounts to be part of the ongoing operation of our business.

•Income tax effects of adjustments. We utilize a fixed long-term projected tax rate in our computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a financial projection that excludes the direct impact of other non-GAAP adjustments. The projected rate, which we have determined to be 25%, considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. We periodically re-evaluate this tax rate, as necessary, for significant events, based on relevant tax law changes, and material changes in the forecasted geographic earnings mix.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and can exclude expenses that may have a material impact on our reported financial results. As such, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the tables above. We encourage investors to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

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